EXHIBIT 99.1

TPT Global Tech's SaaS Division's Gaming Social Media APP “VOICOPS” is LIVE!

TPT's APP provides a unique gaming experience for Amazon's highly anticipated Medieval New World video game

SAN DIEGO, CA / ACCESSWIRE / September 14, 2021 / TPT Global Tech, Inc. (“TPTW or TPT Global Tech”) (OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced its SAAS (Software as a Service) Division's Gaming Social Media App “VOICOPS” is now LIVE and available in perfect time for Amazon's Medieval New World video game! “VOICOPS” is the company's first gaming-focused APP and provides REAL-TIME Looking-for-Group (LFG) function and a speedy way for gamers to group-up live in our App with live audio chat “Chat ROOMS”. The VOICOPS Gaming Social Media App also allows for unlimited users to join the audience mode to listen-in on the action from each team. “VOICOPS” features several built-in social media functions for gamers to post articles, videos of game-play, and direct links to YouTube videos.

The initial gaming-focused platform “VOICOPS” features will align with Amazon's highly anticipated Medieval New World video game. TPT's “VOICOPS” is LIVE and ready to be coupled with the Medieval New World's official launch.

The primary benefit of “VOICOPS” will be the ease of finding audio chat groups featured LIVE and in real-time gaming platforms around the world. The Medieval New World game currently does not have any features to handle this kind of in-game interaction. Most video game platforms do not offer this level of functionality. “VOICOPS” users will uniquely be able to open a public or private live audio room and show in real time by server and Looking for Group (LFG), Player vs Player, Dungeons, Questing, etc...

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The “VOICOPS” app offers a live news feed where all the users can post articles, YouTube videos, photos about the games they enjoy and be a part of the Medieval New World Community. YouTube content creators can also post YouTube video links and reach a larger viewing audience that are focused on the game's content. Companies (Guilds) can set up a presence in the company's “VOICOPS” app and offer recruiting, meetings with live audio, live presentations and plan large attacks on other factions.

“We are honored to be the first to go LIVE with a robust interactive feature for the gaming community and market worldwide. “VOICOPS” is the prelude to the upcoming launch of our Super App slated for launch late in the 4th quarter of this year or early in 2022,” said Stephen J. Thomas CEO TPT Global Tech.

About TPT Global Tech

TPT Global Tech Inc. (OTC:TPTW) based in San Diego, California, is a Technology/Telecommunications Media Content Hub for Domestic and International syndication and also provides Technology solutions to businesses domestically and worldwide. TPT Global offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS), and carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories, and Global Roaming Cell phones.

Contact:

Shep Doniger 561-637-5750 sdoniger@bdcginc.com
Frank Benedetto 619-915-9422 fb@miradorconsulting.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.

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